Exhibit 99.1

Brownie’s Marine Group Completes Acquisition of Assets of Gold Coast Scuba, LLC.

Pompano Beach, Florida – May 3rd, 2022 – Brownie’s Marine Group, Inc. (OTCQB: BWMG), (“BWMG” or the “Company”), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced that its new subsidiary, Live Blue, Inc., (“Live Blue”) has completed the acquisition of the assets of Gold Coast Scuba, LLC, (“Gold Coast Scuba”) a dive shop and scuba diving training center operating in Lauderdale-by-the-Sea, Florida.

Live Blue will be initially focused on a creating a pilot program for guided tours, rental, and coaching provided with the Company’s innovative line of products from BLU3. Gold Coast Scuba’s Lauderdale-by-the-Sea facilities and location provides an ideal setting for this initiative since it allows for numerous water and wind-based activities to be launched from shore, including snorkeling, tankless diving, and scuba diving. The long-term goal for BWMG and Live Blue is to develop BLU3 guided tours to water sports activity centers around the world.

“We believe that one of our responsibilities as a company is to continuously grow the next-generation of families getting into the water together for recreation and exploration. We think the combination of our Live Blue experience centers and our super-friendly entry-point BLU3 tankless diving systems will encourage many more people around the world to enjoy, and ultimately be stewards of our marine eco-systems,” said Robert Carmichael, Chairman of the Company.

“We continue to be focused on mergers and acquisitions as part of our growth strategy. This is our second successful acquisition and integration in the last twelve months, and we continue to be on the lookout for potential businesses and partners that we think we can add value to,” said Mr. Christopher Constable, Chief Executive of the Company.

BWMG’s acquisition of the assets of Gold Coast Scuba is being done through a combination of equity and cash. Newbridge Securities Corporation is acting as the Exclusive M&A Advisor to the Company and The Crone Law Group is acting as the Company’s Legal Counsel.

About Gold Coast Scuba

Gold Coast Scuba is a PADI 5-star dive center located a few blocks from the beach in Lauderdale-by-the-Sea, Florida. For more information, visit: GoldCoastScuba.net.

About Brownie’s Marine Group

The Company owns and operates a portfolio of companies with a concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has four subsidiaries focused on various sub-sectors of our industry, including Brownie’s Third Lung in Surface Supplied Air, BLU3, Inc. in Ultra-Portable Tankless Dive Systems, LW Americas in High Pressure Gas Systems and Submersible Systems, Inc. in Redundant Air Tank Systems. The Company’s wholly owned subsidiaries do business under their respective trade names on both a wholesale and retail basis from our headquarters and manufacturing facility in Pompano Beach, Florida, and a manufacturing facility in Huntington Beach, California.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2022, and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954) 462-5570
investors@browniesmarinegroup.com